UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2026

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Executive Vice President, Treasurer and Chief Financial Officer

On November 13, 2026, Douglas Elliman Inc. (the “Company”) and James B. Kirkland III mutually agreed that Mr. Kirkland will retire (the “Kirkland Retirement”) from his position as Executive Vice President, Treasurer and Chief Financial Officer, effective November 13, 2026, pursuant to a Separation Agreement and General Release (the “Kirkland Separation Agreement”). The Kirkland Separation Agreement provides for a release of certain claims by Mr. Kirkland, if any, in exchange for (i) severance pay equal to one year of his annualized base salary of $650,000.00, (ii) a pro-rated bonus amount for 2026 in the amount of $369,253, (iii) a retention payment in the amount of $150,000.00, (iv) accelerated vesting of 447,708 restricted shares underlying certain restricted stock grants (with the remainder of unvested shares being forfeited), (v) payment of $40,000 in unused vacation and (vi) eligibility for continuation coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act and continued copayment of premiums at the same level as if Mr. Kirkland were an active employee of the Company. Notwithstanding the foregoing, Mr. Kirkland has the ability to revoke the Kirkland Separation Agreement with respect to his waiver of any age discrimination, retaliation or harassment claims within seven (7) days of his execution thereof, which execution occurred on November 13, 2026.

The foregoing description of the Kirkland Separation Agreement is a summary and is qualified in its entirety by reference to the full text of the Kirkland Separation Agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Departure of Senior Vice President, General Counsel and Secretary

On November 13, 2026, the Company and Bradley H. Brodie mutually agreed that Mr. Brodie will step down (the “Brodie Departure”) from his position as Senior Vice President, General Counsel and Secretary, effective November 13, 2026, pursuant to a Separation Agreement and General Release (the “Brodie Separation Agreement”). The Brodie Separation Agreement provides for a mutual release of certain claims, if any, in exchange for, with respect to Mr. Brodie, (i) a lump sum payment in the amount of $143,750, (ii) severance pay equal to six months of his annualized base salary of $575,000.00 (for the avoidance of doubt, $287,500) and (iii) accelerated vesting of 187,500 restricted shares underlying Mr. Brodie’s restricted stock grant (with the remainder of unvested shares being forfeited). Notwithstanding the foregoing, Mr. Brodie has the ability to revoke the Brodie Separation Agreement with respect to his waiver of any age discrimination, retaliation or harassment claims within seven (7) days of his execution thereof, which execution occurred on November 13, 2026.

The foregoing description of the Brodie Separation Agreement is a summary and is qualified in its entirety by reference to the full text of the Brodie Separation Agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Appointment of Executive Vice President, Treasurer and Chief Financial Officer

On November 13, 2026, the Company appointed Heather Capriola, age 48, to serve as Executive Vice President, Treasurer and Chief Financial Officer of the Company, effective November 13, 2026, to fill the vacancy created by the Kirkland Retirement. Ms. Capriola has been with the Company for more than three years, and is currently serving as Vice President of Finance of the Company and Chief Financial Officer of Douglas Elliman Realty, LLC, the Company’s real estate brokerage business subsidiary (“DER”).

There are no arrangements or understandings between Ms. Capriola and any other person pursuant to which Ms. Capriola was appointed as Executive Vice President, Treasurer and Chief Financial Officer of the Company, and Ms. Capriola has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Ms. Capriola has not entered into and no grant or award has been made to Ms. Capriola under any material plan, contract or arrangement of the Company in connection with her appointment. Ms. Capriola will continue to receive the compensation and benefits she currently receives in her current roles with the Company and DER.

Since the beginning of the fiscal year ended December 31, 2024, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Ms. Capriola had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

Appointment of Vice President, General Counsel and Secretary

On November 13, 2026, the Company appointed Deva Roberts, age 42, to serve as Vice President, General Counsel and Secretary of the Company, effective November 13, 2026, to fill the vacancy created by the Brodie Departure. Ms. Roberts has been with DER for nearly five years, and is currently serving as Executive Vice President and General Counsel of DER and will continue to serve in such role.

There are no arrangements or understandings between Ms. Roberts and any other person pursuant to which Ms. Roberts was appointed as Vice President, General Counsel and Secretary of the Company, and Ms. Roberts has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Ms. Roberts has not entered into and no grant or award has been made to Ms. Roberts under any material plan, contract or arrangement of the Company in connection with her appointment. Ms. Roberts will continue to receive the compensation and benefits she currently receives in her current roles with DER.

Since the beginning of the fiscal year ended December 31, 2024, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Ms. Roberts had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ Michael Liebowitz
Michael Liebowitz
Title: Executive President and Chief Executive Officer
Date: November 13, 2026